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                                                                   EXHIBIT 10.10



                               SECOND AMENDMENT TO
            SERIES G CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

     The parties to this Second Amendment to Series G Convertible Preferred
Stock Purchase Agreement, dated as of February 21, 1997, are UNIFI Communications, Inc. (formerly "Fax International, Inc."), a Delaware corporation (the "Company"), and SingTel Global Services Pte. Ltd. (the
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"Purchaser"), a wholly-owned subsidiary of Singapore Telecommunications Limited,
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a Singapore corporation with its registered office at 31 Exeter Road, Comcentre,
Singapore 239732.

     The parties are parties to a Series G Convertible Preferred Stock Purchase Agreement dated as of April 10, 1995, as amended by that certain letter agreement between the parties dated as of February 5, 1997 (the "Agreement") and
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desire to further amend the Agreement in the manner set forth herein.  The parties accordingly agree as follows.

     1. Subsection 7.2(a) is hereby amended by replacing the words "Series H Shares," each place those words appear, with "Series I Shares".

     2. For purposes of the Agreement, as amended by this Second Amendment thereto, the term "Series I Shares" shall mean the shares of the Company's Series I Convertible Preferred Stock, $1.00 par value per share.

     3. Subsection 7.6(a) is hereby amended by deleting the period at the end of that subsection and appending the following to the end of that subsection:

          "or (xi) amend the Company's Certificate of Incorporation, as amended, or Bylaws."

     4. Subsection 7.6(b) is hereby amended by appending the following to the end of that subsection:

          ", or (iv) an underwritten public offering of Common Stock by the Company approved by majority vote of the Company's Board of Directors."

     5. Subsection 8.2 (a) is hereby amended by replacing the proviso appearing therein in its entirety with the following:

          "provided, that the covenants set forth in Section 7, other than
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          Section 7.3, 7.4, 7.6, 7.10, 7.14 and 7.16 shall terminate and be of no further force or effect upon the consummation of the first underwritten primary public offering of Common Stock by the Company pursuant to a registra tion statement filed by the Company under the Securities Act of 1933, as amended, having an aggregate offering price to the public of at least US$20,000,000 and in which the shares offered and sold thereby are listed on the New York Stock Exchange, the American Stock Exchange or on the NASDAQ system."

     6. Except as amended hereby, the Agreement shall remain in full force and effect.
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     In WITNESS WHEREOF, this Second Amendment to Series G Convertible Preferred
Stock Purchase Agreement has been executed by the parties hereto as of the date first set forth above.

UNIFI Communications, Inc.          Singtel Global Services Pte. Ltd.


By:      /s/ Paula Litscher         By:  /s/  Lim Eng
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Name: Paula Litscher                     Name:
Title: Vice President of Finance         Title: